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                                                                    EXHIBIT 99.2


[GENOMIC SOLUTIONS LETTERHEAD]



              GENOMIC SOLUTIONS AND PERKINELMER LAWSUIT SETTLEMENT
                       INCLUDES TERMINATION OF CALL OPTION

ANN ARBOR, MICH. (APRIL 19, 2001) - GENOMIC SOLUTIONS INC. (NASDAQ NM: GNSL), a leading global supplier of automated solutions for genomic and proteomic research, announced that Genomic Solutions and PerkinElmer, Inc. (NYSE: PKI) have agreed to end the litigation between the two companies that had been pending in Delaware Chancery Court. PerkinElmer had sought declaratory relief to prevent Genomic Solutions from entering into a transaction with a third party that, had the transaction been completed, would have eliminated PerkinElmer's call right on Genomic Solutions' callable common stock.

The parties have entered into an agreement that ends all litigation and settles all disputes between them. As part of the settlement Genomic Solutions has purchased 873,016 shares, or about 69% of the total shares of Genomic Solutions common stock held by PerkinElmer, at PerkinElmer's original purchase price. As a result, PerkinElmer's right to acquire Genomic Solutions callable common stock automatically terminates, and all outstanding callable common shares of Genomic Solutions automatically convert into shares of common stock.

"PerkinElmer is an important strategic partner for Genomic Solutions, and we are pleased to end this litigation in a manner that is constructive for both parties," said Jeffrey S. Williams, President and CEO of Genomic Solutions. "It became increasingly clear to us after our IPO last year that eliminating the call option on our company was a strategic necessity. We believe we are now in an improved position to implement our business plan, and we are glad that certain institutional and other investors who are restricted from purchasing callable common stock, a non-traditional security, will no longer be prohibited from investing in our company. Also, with PerkinElmer retaining approximately 1.6% of Genomic Solutions common stock, its objectives are directly aligned with the objectives of all our shareholders," Mr. Williams continued.

According to Patrik O. Dahlen, President of PerkinElmer Life Sciences, "We are glad to resolve this situation in such a positive manner. Owing to the enhanced distribution relationship between the two companies, Genomic Solutions has become an increasingly important partner for PerkinElmer. We are please to have settled the litigation in a way that really strengthens our business relationship."

Pursuant to Genomic Solutions' certificate of incorporation, PerkinElmer had the right to cause Genomic Solutions to redeem its callable common stock for a period of two years


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beginning on October 23, 2000. As the sole shareholder of Genomic Solutions'
common stock, if PerkinElmer had caused Genomic Solutions to redeem its callable common stock, PerkinElmer would have been the sole shareholder of Genomic Solutions. A more complete description of PerkinElmer's call right was described in Genomic Solutions' filings with the Securities and Exchange Commission referenced below. As set forth in Genomic Solutions' Certificate of Incorporation, PerkinElmer's call right terminates in the event that PerkinElmer sells more than 50% of the shares of Genomic Solutions common stock held by PerkinElmer at the time Genomic Solutions completed its initial public offering. As PerkinElmer has sold approximately 69% of its shares of Genomic Solutions common stock, PerkinElmer's call right has terminated. As a result, each share of Genomic Solutions' callable common stock automatically converts into one share of common stock.

Genomic Solutions Inc. designs, develops, manufactures, markets and sells instruments, software, consumables and services used to determine the activity level of genes and to isolate, identify and characterize proteins.

The Company will hold a conference call beginning at 12:00 noon Eastern Time Tuesday, April 24, 2001. Individual investors are invited to listen to the conference call over the Internet at www.genomicsolutions.com. In addition, a replay will be available at the company's website beginning shortly after the call has ended.

STATEMENTS IN THIS PRESS RELEASE THAT ARE NOT STRICTLY HISTORICAL ARE "FORWARD-LOOKING" STATEMENTS WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT OF 1933 AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934. THESE STATEMENTS INVOLVE A HIGH DEGREE OF RISK AND UNCERTAINTY THAT EXIST IN THE COMPANY'S OPERATIONS AND BUSINESS ENVIRONMENT. SUCH STATEMENTS ARE PREDICTIONS ONLY AND ACTUAL EVENTS OR RESULTS MAY DIFFER MATERIALLY FROM THOSE PROJECTED IN SUCH FORWARD-LOOKING STATEMENTS. FACTORS THAT COULD AFFECT ACTUAL EVENTS OR RESULTS INCLUDE RISKS ASSOCIATED WITH PERFORMANCE UNDER THE COMPANY'S AGREEMENTS WITH THIRD PARTIES, RESEARCH AND DEVELOPMENT PROGRESS, COMPETITIVE PRODUCTS AND THE STRENGTH OF THE COMPANY'S PATENT PORTFOLIO. THESE FACTORS AND OTHERS ARE MORE FULLY DESCRIBED UNDER "RISK FACTORS" IN GENOMIC SOLUTIONS' FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2000 AND IN GENOMIC SOLUTIONS OTHER FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION. THE COMPANY EXPRESSLY DISCLAIMS ANY OBLIGATION OR UNDERTAKING TO RELEASE PUBLICLY ANY UPDATES FOR REVISIONS TO ANY FORWARD LOOKING STATEMENTS CONTAINED HEREIN TO REFLECT ANY CHANGE IN THE COMPANY'S EXPECTATIONS WITH REGARD THERETO OR ANY CHANGE IN EVENTS, CONDITIONS, OR CIRCUMSTANCES ON WHICH ANY SUCH STATEMENTS ARE BASED.

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